UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 30, 2015, in accordance with the terms of the previously disclosed transition agreement with Keurig Green Mountain, Inc. (the “Company”) dated August 5, 2015, John F. Whoriskey resigned effective immediately from his position as the Company’s President, U.S. Sales and Marketing to become an executive advisor to the Chief Executive Officer.

(e)

On September 26, 2015, the Company and Frances G. Rathke amended the terms of the previously disclosed transition agreement between the Company and Ms. Rathke dated November 19, 2014 (the “Rathke Transition Agreement”) to extend the termination date of her engagement as strategic advisor to the Chief Executive Officer to December 31, 2015 (such amendment, the “Rathke Transition Agreement Amendment”).  As a result, December 31, 2015 will be the “Termination Date” under the terms of the Rathke Transition Agreement, as amended.

The foregoing description of the Rathke Transition Agreement Amendment is qualified in its entirety by reference to the text of the Rathke Transition Agreement Amendment which is filed as Exhibit 10.1 hereto and incorporated herein to this Item 5.02 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Transition Agreement Amendment, dated September 26, 2015, by and between Keurig Green Mountain, Inc. and Frances G. Rathke.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Brian P. Kelley
Brian P. Kelley President and Chief Executive Officer

Date: October 1, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Transition Agreement Amendment, dated September 26, 2015, by and between Keurig Green Mountain, Inc. and Frances G. Rathke.